Exhibit 3.1

BY-LAWS

OF

ASHLAND INC.

Amended and restated as of September 20, 2022

Article I
Offices

Section 1.01 Registered Office. The registered office of “Ashland Inc.” (hereinafter called the “Corporation”) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the registered agent shall be Corporation Trust Company, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

Section 1.02 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or outside of the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

Article II
Meetings of Stockholders

Section 2.01 Place of Meeting. All meetings of the stockholders of the Corporation (the “stockholders”) shall be held at a place, either within or outside of the State of Delaware, to be determined by the Board. If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation. The Board may, in its sole discretion, determine that the meetings shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto).

Section 2.02 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall from time to time be fixed by the Board. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of the stockholders.

Section 2.03 Special Meetings. Except as otherwise required by law or the Certificate of Incorporation of the Corporation (the “Certificate”), and subject to the rights of the holders of any outstanding series of preferred stock (the “Preferred Stock”), special meetings of the stockholders for any purpose or purposes (i) may be called by the Chair of the Board, the President of the Corporation (the “President”) or a majority of the Board and (ii) shall be called by the Secretary of the Corporation (the “Secretary”) upon a written demand (a “Special Meeting Request”) signed, dated and delivered to the Secretary by an Eligible Holder (as hereinafter defined) or group of Eligible Holders holding at least thirty-three percent (33%) of all shares of capital stock of the Corporation issued and outstanding and entitled to vote on any issue proposed to be considered at such meeting (the “Requisite Holders”) that complies with the requirements of Section 2.04. “Eligible Holder” means any record holder of the shares of capital stock of the Corporation then entitled to vote for the election of directors that (i) is making such request on its own behalf (and not on behalf of a beneficial owner of such stock) or (ii) is making such request on behalf of a beneficial owner of such capital stock; provided that, in the case of this clause (ii), such request must be accompanied by proof of such beneficial ownership in a form that would be sufficient to prove eligibility to submit a stockholder proposal under paragraph (b) of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (such act, and any successor statute thereto, and the rules and regulations promulgated thereunder are collectively referred to herein as the “Exchange Act”), or any successor rule. Only such business as is specified in the Corporation’s notice of any special meeting of stockholders shall come before such meeting. A special meeting shall be held at such place, if any, and on such date and at such time as shall be fixed by the Board.

Section 2.04 Stockholder Requested Meetings. In order for an Eligible Holder or group of Eligible Holders to request a special meeting of the stockholders, a Special Meeting Request shall be (i) made in accordance with the requirements of this Section 2.04(a), (ii) signed by each of the Requisite Holders (or their agents duly authorized in writing) and (iii) delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be ineffective if (i) it relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) it relates to an item of business that is not a proper subject for stockholder action under the Certificate or these By-laws of the Corporation (these “By-laws”), (iii) such request is delivered between the 61st day and 365th day after the earliest date of signature on an effective Special Meeting Request that has been delivered to the Secretary relating to an item of business (other than the election of directors) that is identical or substantially similar (a “Similar Item”) to an item of business included in such request, (iv) a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such Special Meeting Request or (v) a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such request. In addition, the Special Meeting Request shall (i) set forth the specific purpose of the meeting, the matters proposed (including the exact text of any such proposal or business, the text of any proposed resolutions and any proposed director(s) to be nominated or removed, as applicable) to be acted on at the special meeting and the reasons for conducting such business at the special meeting of stockholders, (ii) bear the date of signature of each such Requisite Holder (or such agent) signing the Special Meeting Request, (iii) contain the information required by Section 2.08(d) and 3.03(c) of these By-laws (as applicable) relating to the Eligible Holder, nominees for director (if applicable) or any proposal of other business to be considered at such special meeting (assuming the Eligible Holder was a stockholder making a proposal for other business or director nomination at an annual meeting of stockholders in accordance with Sections 2.08(d) or 3.03(c), respectively, of these By-laws), (iv) set forth the name and address, as they appear in the Corporation’s books, of each Requisite Holder signing such Special Meeting Request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of capital stock of the Corporation which are owned of record or beneficially by each such Requisite Holder, and the nominee holder for, and number of, shares of capital stock owned by such Requisite Holder beneficially but not of record, (v) a representation that each such Requisite Holder intends to hold all shares of capital stock of the Corporation described in the immediately preceding clause (iv) through the date of the Stockholder Requested Meeting (as hereinafter defined) and (vi) an acknowledgement by each such Requisite Holder that any reduction in such Requisite Holder’s ownership of the shares of capital stock of the Corporation described in clause (iv) with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request to the extent of such reduction.

(a) Such Requisite Holder shall further update and supplement the information provided to the Corporation in the Special Meeting Request or upon the Corporation’s request pursuant to Section 2.08(e) or Section 3.03(d) as needed, so that such information shall be true and correct as of the record date for such special meeting (the “Meeting Record Date”) and as of the date that is the later of 10 business days before the Stockholder Requested Meeting (as defined below) or any adjournment or postponement thereof. Such update and supplement must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation no later than five business days after the Meeting Record Date (in the case of an update or supplement required to be made as of the Meeting Record Date), and not later than seven business days before the date of the Stockholder Requested Meeting (as defined below) (in the case of an update or supplement required to be made as of 10 business days before the Stockholder Requested Meeting or any adjournment or postponement thereof). Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary; provided that if any such revocations are received by the Secretary or are deemed to have been made pursuant to clause (vi) of the last sentence of Section 2.04(a) of these By-laws and, as a result of such revocation(s), there are no longer unrevoked Special Meeting Requests from the Requisite Holders, the Board shall have the discretion to determine whether or not to revoke the notice of meeting. Any Special Meeting Request received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(b) The Board shall determine whether a purported Special Meeting Request satisfies the requirements set forth in Section 2.04(a), and the Secretary shall determine whether all other requirements set forth in Section 2.04 have been satisfied. If the Board or the Secretary determine that the Special Meeting Request was not properly made in accordance with Section 2.04 or, in the case of a stockholder proposal or director nomination, if the stockholder solicits proxies in support of such stockholder’s proposal or director nomination without having made the representation required by Section 2.08(d)(7) or Section 3.03(c)(6), as applicable, of these By-laws, then the Secretary shall not be required to convene such requested special meeting and such meeting shall not be held. Any determination made pursuant to this Section 2.04(c) shall be binding on the Corporation and its stockholders.

(c) In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any Stockholder Requested Meeting shall be not more than sixty (60) days nor less than ten (10) days after the Meeting Record Date.

(d) If none of the Eligible Holders who submitted a Special Meeting Request appears or sends a duly authorized agent to the Stockholder Requested Meeting to present the proposal(s) or business submitted by the stockholders for consideration at the special meeting, the Corporation need not present such matters for a vote.

Section 2.05 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given by the Corporation to each stockholder of record entitled to notice of the meeting not less than 10 days nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(a) Notice of adjournment of a meeting of the stockholders need not be given if the place, if any, date and hour to which it is adjourned, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after adjournment a new record date is fixed for the adjourned meeting, the Board shall fix a new record date for notice of each adjourned meeting in accordance with the DGCL and notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law.

Section 2.06 Quorum. Except as otherwise required by law, the Certificate or these By-laws, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class or series. To the fullest extent permitted by law, the stockholders present at a duly organized meeting may continue to transact any business for which a quorum existed at the commencement of such meeting until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.07 Adjournments. The chair of the meeting or the stockholders, by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock entitled to vote thereat, who are present in person or by proxy, may adjourn the meeting from time to time whether or not a quorum is present (or, in the case of specified business to be voted on by a class or series, the chair of the meeting or the stockholders, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of such class or series so represented, may adjourn the meeting with respect to such specified business). At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.08 Order of Business; Stockholder Proposals. At each meeting of the stockholders, the Chair of the Board or, in the absence of the Chair of the Board, the President or, in the absence of the Chair of the Board and the President, such person as shall be selected by the Board or the executive committee of the Board shall act as chair of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chair of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 2.08, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.08.

(b) For business properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.08. As used in these By-laws, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones Newswire, Business Wire, Reuters Information Service or any similar or successor news wire service or (ii) in a communication distributed generally to stockholders and in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(c) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting:

(1) the name and address of each stockholder proposing such business, as they appear on the Corporation’s books;

(2) as to each stockholder proposing such business, the name and address of (i) any other beneficial owner of stock of the Corporation that are owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner (each, a “Stockholder Associated Person”);

(3) as to each stockholder proposing such business and any Stockholder Associated Person, (i) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the stockholder proposing such business or Stockholder Associated Person, (ii) the date such shares of stock were acquired, (iii) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such business between or among the stockholder proposing such business, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of such stockholder’s notice by, or on behalf of, the stockholder proposing such business or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder proposing such business or any Stockholder Associated Person with respect to shares of capital stock of the Corporation (a “Derivative”), (v) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the stockholder proposing such business or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (vi) any rights to dividends on the capital stock of the Corporation owned beneficially by the stockholder proposing such business or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (vii) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the stockholder proposing such business or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (viii) any performance-related fees (other than an asset-based fee) that the stockholder proposing such business or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice (the information specified in Section 2.08(d)(1) to (3) is referred to herein as “Stockholder Information”);

(4) representation that each such stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business;

(5) a brief description of the business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws, the text of the proposed amendment) and the reasons for conducting such business at the meeting;

(6) any material interest of the stockholder and any Stockholder Associated Person in such business;

(7) a representation as to whether such stockholder intends (i) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such business or (ii) otherwise to solicit proxies from the stockholders in support of such business;

(8) all other information that would be required to be filed with the SEC if the stockholder or any Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(9) a representation that the stockholder shall provide any other information reasonably requested by the Corporation.

(d) Such stockholders shall also provide any other information reasonably requested by the Corporation within five business days after such request.

(e) In addition, such stockholder shall further update and supplement the information provided to the Corporation in the notice or upon the Corporation’s request pursuant to Section 2.08(e) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of 10 business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the principal executive offices of the Corporation, addressed to the Secretary, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of 10 business days before the meeting or any adjournment or postponement thereof).

(f) The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and provided, further, that the foregoing shall not imply any obligation beyond that required by applicable law to include a stockholder’s proposal in a proxy statement prepared by management of the Corporation. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.08.

(g) The chair of an annual meeting may refuse to permit any business to be brought before an annual meeting, which fails to comply with this Section 2.08 or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder’s proposal without having made the representation required by Section 2.08(d)(7).

(h) The provisions of this Section 2.08 shall govern all business related to stockholder proposals at the annual meeting of stockholders; provided that business related to the election or nomination of directors shall be governed by the provisions of Section 3.03 and not by this Section 2.08.

Section 2.09 List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.

Section 2.10 Voting. Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation:

(1) on the date fixed pursuant to Section 7.06 as the record date for the determination of stockholders entitled to vote at such meeting; or

(2) if no such record date shall have been so fixed, then at the close of business on the day immediately before the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day immediately before the day on which the meeting is held.

(b) Each stockholder entitled to vote at any meeting of the stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(c) Except as otherwise required by law and except as otherwise provided in the Certificate or these By-laws, at each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or by proxy shall be the act of such class or series.

(d) Unless required by law or determined by the chair of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. Any written ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

Section 2.11 Inspectors. The chair of the meeting shall appoint one or more inspectors to act at any meeting of the stockholders. Such inspectors shall perform such duties as shall be required by law or specified by the chair of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

Article III
Board of Directors

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

Section 3.02 Number, Term of Office, Qualification and Election.

(a) Number of Directors. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the election of directors, the number of directors of the Corporation shall be fixed from time to time by resolution adopted by the Board. However, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Directors of the Corporation need not be stockholders.

(b) Term of Office. Directors, other than any who may be elected by the holders of any series of Preferred Stock pursuant to the provisions set forth in the Certificate (including any Certificate of Designation relating to such series of Preferred Stock), shall hold office until the next annual meeting of the stockholders and until each of their successors shall have been duly elected and qualified.

(c) Director Qualification. Unless the Board determines otherwise, to be eligible to be a nominee for election or reelection as a director, a person must deliver (in accordance with the time periods prescribed for delivery of notice by the Board) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to directors.

(d) Election. Directors shall be elected in the manner provided in Section 5.02 of the Certificate.

Section 3.03 Notification of Nominations. Subject to the rights of the holders of any outstanding series of Preferred Stock, nominations for the election of directors may be made by (1) the Board or (2) by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3.03 and who is entitled to vote for the election of directors.

(a) Subject to the rights of the holders of any outstanding series of Preferred Stock, any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given in proper written form to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of the stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made; and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. In no event shall an adjournment or postponement, or public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.03.

(b) Each such notice shall set forth:

(1) the Stockholder Information with respect to such stockholder and any Stockholder Associated Persons and the name and address of the person or persons to be nominated

(2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and any Stockholder Associated Person or any of their respective affiliates or associates or other parties with whom they are acting in concert, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and each nominee were a director or executive of such registrant;

(5) such other information regarding each nominee proposed by such stockholder and Stockholder Associated Persons as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board and a completed signed questionnaire, representation and agreement required by Section 3.02(c);

(6) a representation as to whether such stockholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination;

(7) a representation that the stockholder shall provide any other information reasonably requested by the Corporation; and

(8) the executed written consent of each nominee to serve as a director of the Corporation if so elected;

(c) Such stockholders shall also provide any other information reasonably requested by the Corporation within five business days after such request.

(d) In addition, such stockholders shall further update and supplement the information provided to the Corporation in the notice of nomination or upon the Corporation’s request pursuant to Section 3.03(d) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is 10 business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the principal executive offices of the Corporation, addressed to the Secretary, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of 10 business days before the meeting or any adjournment or postponement thereof).

(e) The chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder’s nominee(s) without having made the representations required by Section 3.03(c)(6).

(f) If such stockholder does not appear or send a qualified representative to present such proposal at such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(g) Subject to the rights of the holders of any outstanding series of Preferred Stock, only such persons who are nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible to serve as directors of the Corporation.

(h) Notwithstanding anything in this Section 3.03 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 3.03 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Section 3.04 Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these By-laws, (i) a majority of the Whole Board (as defined below) shall constitute a quorum for the transaction of business at any meeting of the Board, and (ii) the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chair of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The term “Whole Board” shall mean the total number of authorized directors pursuant to Section 3.02(a), whether or not there exist any vacancies on the Board.

Section 3.05 Place of Meetings. Subject to Sections 3.06 and 3.07, the Board may hold its meetings at such place or places within or outside of the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 3.06 Regular Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.

(a) Regular meetings of the Board shall be held at such times as the Board shall from time to time determine, at such locations as the Board may determine.

Section 3.07 Special Meetings. Special meetings of the Board shall be held whenever called by the Chair of the Board, the President or by a majority of directors then in office, and shall be held at such place, on such date and at such time as he, she or they, as applicable, shall fix.

Section 3.08 Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or shall be given personally or by telephone, not later than two days before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Unless otherwise required by these By-laws, every such notice shall state the time and place but need not state the purpose of the meeting.

Section 3.09 Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

Section 3.10 Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.11 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board or of such committee.

Section 3.12 Resignations. Any director of the Corporation may at any time resign by giving notice in writing or by electronic transmission to the Board, the Chair of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.13 Vacancies. Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, newly created directorships resulting from any increase in the number of directors may be filled by the Board, and vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall, unless otherwise determined by the Board, only be filled by the Board, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office or, if there is only one remaining director in office, by such sole remaining director, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence of this Section 3.13 shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified.

Section 3.14 Removal. Subject to the rights of holders of any outstanding series of Preferred Stock with respect to the removal of directors, a director may be removed from office by the Stockholders of the Corporation, with or without cause, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

Section 3.15 Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of committees of the Board, or both, as the Board or a committee thereof shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.15 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.

SECTION 3.16 Proxy Access for Director Nominations.

(a) Inclusion of Stockholder Nominees in Corporation’s Proxy Statement

(1) Subject to the provisions of this Section 3.16, the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders) and on the Corporation’s form of proxy and ballot:

(A) the names of any person or persons therein nominated for the election of directors (each, a “Stockholder Nominee”) by any Eligible Stockholder (as defined below in Section 3.16(c)(1)) or group of up to twenty (20) Eligible Stockholders that, as determined by the Board, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures and requirements set forth in this Section 3.16 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”);

(B) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;

(C) any Nomination Statement (as defined in Section 3.16(d)) included by the Nominating Stockholder in the written notice required by this Section 3.16 (the “Proxy Access Nomination Notice”) for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board; and

(D) any other information that the Corporation or the Board determines, in their discretion, to include in the proxy statement relating to the Nominating Stockholder and the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 3.16 and any solicitation materials or related information with respect to a Stockholder Nominee.

(2) For purposes of this Section 3.16, any determination to be made by the Board may be made by the Board, a committee of the Board, or any officer of the Corporation designated by the Board or a committee of the Board, and any such determination shall be final and binding on any Eligible Stockholder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as made in good faith (without any further requirements). If any intervening events, facts or circumstances arise subsequent to any such determination, the presiding officer of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 3.16 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.

(b) Maximum number of Stockholder Nominees

(1) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number constituting the greater of two (2) or 20% of the total number of directors of the Corporation then serving on the last day on which a Proxy Access Nomination Notice may be submitted pursuant to this Section 3.16 (rounded down to the nearest whole number) (the “Maximum Number”).

(2) The Maximum Number for a particular annual meeting shall be reduced by: (A) each Stockholder Nominee whose nomination is withdrawn by the Nominating Stockholder or who becomes unwilling to serve on the Board; (B) each Stockholder Nominee who ceases to satisfy, or each Stockholder Nominee of a Nominating Stockholder that ceases to satisfy, the eligibility requirements in this Section 3.16, as determined by the Board; (C) each Stockholder Nominee who the Board itself decides to nominate for election at such annual meeting; and (D) the number of incumbent directors who had been Stockholder Nominees at either of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board. In the event that one or more vacancies for any reason occurs on the Board after the deadline for submitting a Proxy Access Nomination Notice as set forth in Section 3.16(d) but before the date of the annual meeting of stockholders and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(3) If the number of Stockholder Nominees pursuant to this Section 3.16 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s common stock that each Nominating Stockholder disclosed as owned in its Proxy Access Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Proxy Access Nomination Notice as set forth in Section 3.16(d), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 3.16, as determined by the Board, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board, whether before or after the mailing or other distribution of the definitive proxy statement, then the Corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to the stockholders of the Corporation, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders (notwithstanding that proxies in respect of such vote may have been received by the Corporation).

(c) Eligibility of Nominating Stockholder

(1) An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Section 3.16(c) continuously for the three-year period specified in Section 3.16(c)(2) or (B) provides to the secretary of the Corporation, within the time period referred to in Section 3.16(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board determines acceptable.

(2) An Eligible Stockholder or group of up to, but no more than, twenty (20) Eligible Stockholders may submit a nomination in accordance with this Section 3.16 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of Stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Proxy Access Nomination Notice documentation satisfactory to the Board that the Eligible Stockholder consists only of funds that are: (A) under common management and investment control; (B) under common management and funded primarily by the same employer; or (C) a “group of investment companies” (as defined in the Investment Company Act of 1940, as amended). In the event of a nomination by a Nominating Stockholder that includes a group of Eligible Stockholders, any and all requirements and obligations for an Eligible Stockholder shall apply to each Eligible Stockholder in such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Section 3.16, as determined by the Board, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 3.16, any reference to a “group” or “group of Nominating Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

(3) The “Minimum Number” of shares of the Corporation’s common stock means 3% of the aggregate number of shares of the Corporation’s common stock outstanding as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Proxy Access Nomination Notice.

(4) For purposes of this Section 3.16, an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s common stock as to which such Eligible Stockholder possesses both: (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (w) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (x) that are subject to short positions or were otherwise sold short by such Eligible Stockholder or any of its affiliates, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, with cash based on the notional amount or value of outstanding shares of common stock of the Corporation or a combination thereof, in any such case, which instrument or agreement has, or is intended to have, or if exercised or settled would have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic interest in such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board. For purposes of this Section 3.16(c)(4), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(5) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that owns the largest aggregate number of shares of each class of the Corporation’s common stock, as reflected in the Proxy Access Nomination Notice.

(d) Proxy Access Nomination Notice. To nominate a Stockholder Nominee, the Nominating Stockholder shall submit to the corporate secretary of the Corporation the information required by this Section 3.16 on a timely basis. To be timely, the Nominating Stockholder must give written notice to the corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the Nominating Stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment, postponement, or rescheduling of an annual meeting, or public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section 3.16. The Proxy Access Nomination Notice shall include:

(1) a written notice of the nomination by such Nominating Stockholder expressly requesting to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 3.16 that includes, with respect to the Stockholder Nominee and the Nominating Stockholder (including any beneficial owner on whose behalf the nomination is made) or, in the case of a group of Nominating Stockholders, with respect to each group member (including any beneficial owner on whose behalf the nomination is made) all of the representations, agreements and other information required by Section 3.03 of this Article III;

(2) if the Nominating Stockholder so elects, a written statement of the Nominating Stockholder or group of Nominating Stockholders (including each group member, if applicable) for inclusion in the Corporation’s proxy statement in support of the election of the Stockholder Nominee(s) to the Board, which statement shall not exceed 500 words and fully complies with Section 14 of the Exchange Act, including Rule 14a-9 thereunder, with respect to each Stockholder Nominee (the “Nomination Statement”) and for the avoidance of doubt, the Nomination Statement shall be limited to 500 words and shall not include any images, charts, pictures, graphic presentations or similar items;

(3) in the case of a nomination by a group of Eligible Stockholders, the designation by all group members of one specified group member (or a qualified representative thereof) that is authorized to act on behalf of all group members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(4) a representation by the Stockholder Nominee and the Nominating Stockholder and any beneficial owner on whose behalf the nomination is made that each such person has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders and beneficial owners, including, without limitation, the Proxy Access Nomination Notice and the Nomination Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;

(5) a statement of the Nominating Stockholder (including each group member, if applicable) and any beneficial owner on whose behalf the nomination is made, setting forth and certifying the number of shares such Nominating Stockholder is deemed to own continuously for at least three years as of the date of the Proxy Access Nomination Notice and one or more written statements from the stockholder of the Minimum Number of shares, and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within five (5) business days prior to the date that the Proxy Access Nomination Notice is received by the corporate secretary of the Corporation, the Nominating Stockholder, as the case may be, owns, and has continuously owned for the preceding three years, the Minimum Number of shares, and the Nominating Stockholder’s, or in the case of a group, each group member’s agreement to provide, (1) within five (5) business days after the record date for the applicable annual meeting, written statements from the stockholder and intermediaries verifying the Nominating Stockholder’s or group of Nominating Stockholder’s, as the case may be, continuous ownership of the Minimum Number of shares through the record date; provided that if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the Nominating Stockholder, or group of Nominating Stockholders, as the case may be, ceases to own the Minimum Number of shares prior to the date of the applicable annual meeting;

(6) a copy of any Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(7) a representation by the Nominating Stockholder (including any beneficial owner on whose behalf the nomination is made), or, in the case of a group of Nominating Stockholders, each group member (including any beneficial owner on whose behalf the nomination is made) that:

(A) the Minimum Number of shares were acquired in the ordinary course of business and not with intent to change or influence control of the Corporation, and each such person does not presently have such intent;

(B) each such person will maintain ownership (as defined in this Section 3.16) of the Minimum Number of shares through the date of the applicable annual meeting along with a further statement as to whether or not such person has the intention to hold the Minimum Number of shares for at least one year thereafter (which statement the Nominating Stockholder shall include in its Nomination Statement, it being understood that the inclusion of such statement shall not count towards the Nomination Statement’s 500-word limit);

(C) each such person has not nominated, and will not nominate, for election to the Board at the applicable annual meeting any person other than its Stockholder Nominee(s) pursuant to this Section 3.16;

(D) each such person has not distributed, and will not distribute, to any Stockholders or beneficial owners any form of proxy for the applicable annual meeting other than the form distributed by the Corporation;

(E) each such person has not engaged in, and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or a nominee of the Board; and

(F) each such person consents to the public disclosure of the information provided pursuant to this Section 3.16;

(8) an executed agreement, in a form deemed satisfactory by the Board or any committee thereof, pursuant to which the Nominating Stockholder (including any beneficial owner on whose behalf the nomination is made) or, in the case of a group of Nominating Stockholders, each group member (including any beneficial owner on whose behalf the nomination is made) agrees to:

(A) comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Stockholder Nominee pursuant to this Section 3.16;

(B) assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Corporation and its stockholders and beneficial owners, including, without limitation, the Proxy Access Nomination Notice and Nomination Statement;

(C) indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders), the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this Section 3.16;

(D) file with the SEC any solicitation or other communication with the Corporation’s stockholders and beneficial owners relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(E) furnish to the Corporation all notifications and updated information required by this Section 3.16, including, without limitation, the information required by sub-paragraph (d) of this Section 3.16; and

(F) upon request, provide to the Corporation within five (5) business days after such request, but in any event prior to the day of the annual meeting, such additional information as reasonably requested by the Corporation; and

(9) a letter of resignation signed by each Stockholder Nominee, which letter shall specify that such Stockholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board or any committee thereof that (1) any of the information provided to the Corporation by the Nominating Stockholder, the group of Nominating Stockholders, any group member (including, in each case, any beneficial owner on whose behalf the nomination is made) or the Stockholder Nominee in respect of the nomination of such Stockholder Nominee pursuant to this Section 3.16 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (2) the Stockholder Nominee, the Nominating Stockholder, the group of Nominating Stockholders, or any group member (including, in each case, any beneficial owner on whose behalf the nomination is made) or any affiliate thereof shall have breached any of its representations, obligations or agreements under this Section 3.16.

(e) This Section 3.16 provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials.

Article IV
Committees of the Board of Directors

Section 4.01 Establishment of Committees of the Board. The Board shall designate such committees as may be required by the rules of the New York Stock Exchange (or any other principal United States exchange upon which the shares of the Corporation may be listed) and may from time to time, by resolution adopted by a majority of the Board, designate other committees of the Board (including an executive committee), with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

Section 4.02 Conduct of Business. Any committee, to the extent allowed by law and provided in the resolution establishing such committee or the charter of such committee, shall have and may exercise all the duly delegated powers and authority of the Board in the management of the business and affairs of the Corporation. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, any such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of Article III applicable to meetings and actions of the Board. Each committee shall keep regular minutes and report on its actions to the Board.

Article V
Officers

Section 5.01 Number; Term of Office. The officers of the Corporation shall be determined by the Board and, to the extent provided in Section 5.01(c), the Chair of the Board, and may include a Chair of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (including, without limitation, Senior Vice Presidents) and a Treasurer, Secretary and Controller and such other officers and agents as the Board may elect from time to time, each to have such authority, functions or duties as these By-laws provide or as may be delegated or assigned to such officer, from time to time, by the Board, the Chair of the Board or the President. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these By-laws to be executed, acknowledged or verified by two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties. The Board shall designate which of the officers shall be executive officers of the Corporation.

(a) Each officer shall be elected by the Board at its annual meeting and hold office until the next annual meeting of the Board and until the officer’s successor is elected or until the officer’s earlier death, resignation or removal in the manner hereinafter provided. If additional officers are elected by the Board during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected and until the officer’s successor is elected or appointed or until the officer’s earlier death, resignation or removal in the manner hereinafter provided.

(b) In addition to the foregoing, the Chair of the Board, by written designation filed with the Secretary, may appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and Assistant Auditors of the Corporation. If appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected and until the officer’s successor is elected or appointed or until the officer’s earlier death, resignation or removal in the manner hereinafter provided. Subject to the authority of the Board, the Chair of the Board shall also have authority to fix the salary of such officer.

Section 5.02 Resignation; Removal; Vacancies. Any officer may resign at any time by giving written notice to the Chair of the Board, the President or the Secretary, and such resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date. All officers and agents elected or appointed shall be subject to removal at any time by the Board with or without cause. All appointed officers may be removed at any time by the Chair of the Board acting jointly with the President or any Executive or Senior Vice President, by written designation filed with the Secretary. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

Section 5.03 Chair of the Board. The Chair of the Board, if present, shall preside at all meetings of the stockholders and the Board. If designated by Board resolution, the Chair of the Board shall be Chief Executive Officer of the Corporation, and if so designated, shall be vested with executive control and management of the business and affairs of the Corporation and have the direction of all other officers, agents and employees. The Chair of the Board shall perform all such other duties as are incident to the office or as may be properly required of the Chair of the Board by the Board, subject in all matters to the control of the Board.

Section 5.04 President. The President, in the absence of the Chair of the Board, shall preside at all meetings of the stockholders and the Board. If designated by Board resolution, the President shall be Chief Executive Officer of the Corporation, and if so designated, shall be vested with executive control and management of the business and affairs of the Corporation and have the direction of all other officers, agents and employees. The President shall have such powers, authority and duties as may be delegated or assigned to the President from time to time by the Board or the Chair of the Board.

Section 5.05 Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents, Administrative Vice Presidents and Vice Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chair of the Board or the President. An Administrative Vice President or Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless designated as such by the Board, the Chair of the Board or the President.

Section 5.06 Treasurer. The Treasurer shall have custody and control of the funds and securities of the Corporation and shall perform all such other duties as are incident to the office of the Treasurer or that may be properly required of the Treasurer by the Board, the Chair of the Board or the President.

Section 5.07 Controller. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation; shall see that adequate audits thereof are currently and regularly made; shall have general supervision of the preparation of the Corporation’s balance sheets, income accounts and other financial statements or records; and shall perform such other duties as shall, from time to time, be assigned to him, by the Board, the Chair of the Board or the President. Unless otherwise provided by the Board, the Chair of the Board or the President, these duties and powers shall extend to all subsidiary corporations and, so far as the

Board, the Chair of the Board or the President may deem practicable, to all affiliated corporations.

Section 5.08 Secretary. The Secretary shall attend to the giving and serving of all notices required by law or these By-laws, shall be the custodian of the corporate seal and shall affix and attest the same to all papers requiring it; shall have responsibility for preparing minutes of the meetings of the Board and stockholders; shall have responsibility for authenticating records of the Corporation; and shall in general perform all the duties incident to the office of the Secretary, subject in all matters to the control of the Board.

Section 5.09 Auditor. The Auditor shall review the accounting, financial and related operations of the Corporation and shall be responsible for measuring the effectiveness of various controls established for the Corporation. The Auditor’s duties shall include, without limitation, the appraisal of procedures, verifying the extent of compliance with formal controls and the prevention and detection of fraud or dishonesty and such other duties as shall, from time to time, be assigned to the Auditor by the Board, the Chair of the Board or the President. Unless otherwise provided by the Board, the Chair of the Board or the President, these duties and powers shall extend to all subsidiary corporations and, so far as the Board, the Chair of the Board or the President may deem practicable, to all affiliated corporations.

Section 5.10 Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board or by the Treasurer, Controller or Secretary, respectively, or by the Chief Executive Officer.

Section 5.11 General Provision. The powers, authorities and duties established pursuant to this Article V may be delegated or assigned, directly or indirectly by the Board, the Chair of the Board or the President, as the case may be.

Article VI
Indemnification

Section 6.01 Right to Indemnification. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the proceeding was commenced after a Change in Control (as defined below). Any director or officer of the Corporation entitled to indemnification as provided in this Section 6.01 is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Article VI.

For purposes of this Section 6.01, “Change in Control” means the occurrence of any of the following: (i) any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or the liquidation or dissolution of the Corporation or (iii) individuals who would constitute a majority of the members of the Board elected at any meeting of stockholders or by written consent (without regard to any members of the Board elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board and the election or the nomination for election by the stockholders of such directors was not approved by a vote of at least two-thirds of the directors in office immediately prior to such election.

Section 6.02 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 6.01 of this Article VI or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 6.01 of this Article VI, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.

Section 6.03 Indemnification Not Exclusive Right. The right of indemnification provided in this Article VI shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

Section 6.04 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.05 Indemnification of Employees Serving as Directors. The Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, may indemnify any person who is or was an employee of the Corporation or of any entity in which the Corporation, directly or indirectly, has an interest and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such employee is or was serving (a) as a director of a corporation in which the Corporation had at the time of such service, directly or indirectly, a 50% or greater equity interest (a “Subsidiary Director”) or (b) at the written request of an Authorized Officer, as a director of another corporation in which the Corporation had at the time of such service, directly or indirectly, a less than 50% equity interest (or no equity interest at all) or in a capacity equivalent to that of a director for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation has an interest (a “Requested Employee”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Corporation, to the fullest extent of the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation, may also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

For purposes of this Section 6.05, “Authorized Officer” means any one of the Chair of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President that is an officer of the Corporation or the Secretary of the Corporation.

Section 6.06 Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article VI, the Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, may indemnify any person other than a director or officer of the Corporation, a Subsidiary Director or a Requested Employee, who is or was an employee or agent of the Corporation or of any entity in which the Corporation, directly or indirectly, has an interest and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, a Covered Entity, or of any entity in which the Corporation, directly or indirectly, has an interest, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

Article VII
Capital Stock

Section 7.01 Certificates for Shares and Uncertificated Shares. The shares of stock of the Corporation shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or shall be represented by certificates, or a combination of both. To the extent that shares are represented by certificates, such certificates whenever authorized by the Board shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chair of the Board, the President, or by any Vice President, and by the Secretary or any Assistant Secretary, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

(a)The stock ledger and blank share certificates, if any, shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

Section 7.02 Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. To the fullest extent permitted by law, the person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 7.03 Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7.04 Lost, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate. The Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.05 Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

Section 7.06 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting nor more than 60 days prior to any such other action (as the case may be). If the Board so fixes a record date for a meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the record date for making such determination.

(a) A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for stockholders entitled to vote at the adjourned meeting, and in such case shall also fix the record date for stockholders entitled to notice of such adjourned meeting. Such record date for notice shall be either the same date or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

Section 7.07 Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Article VIII
Miscellaneous

Section 8.01 Seal. The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.02 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of October in each year.

Section 8.03 Waiver of Notice. Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice other than in the case of attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

Section 8.04 Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

Section 8.05 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.

Section 8.06 Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.

Section 8.07 Proxies in Respect of Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

Section 8.08 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable law.

Article IX
Amendments

Section 9.01 These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the Board at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such meeting of the Board and such notice is given not less than twenty-four hours prior to the meeting. Unless a higher percentage is required by the Certificate, any such alteration, amendment, repeal or adoption of any By-law shall require approval by a majority of the Board. The stockholders of the Corporation shall have the power to alter, amend, repeal or adopt any By-law only to the extent and in the manner provided in the Certificate.

Article X
Forum Selection

Section 10.01 Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.01 of Article X. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions.